Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-407-5615
Email: investorrelations@cree.com

Cree Reports Financial Results for the Fourth Quarter and Fiscal Year 2011

Annual Revenue increased 14% to a record $988 Million
Annual Net Income was $147 Million

DURHAM, N.C., August 9, 2011 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $243.0 million for its fourth quarter of fiscal 2011, ended June 26, 2011.  This represents an 8% decrease compared to revenue of $264.6 million reported for the fourth fiscal quarter last year and an 11% increase compared to the third quarter of fiscal 2011.  GAAP net income for the fourth quarter of $19.8 million, or $0.18 per diluted share, decreased 63% year-over-year compared to GAAP net income of $52.8 million, or $0.48 per diluted share, for the fourth quarter of fiscal 2010.  On a non-GAAP basis, net income for the fourth quarter of fiscal 2011 of $30.6 million, or $0.28 per diluted share, decreased 49% year-over-year compared to non-GAAP net income for the fourth quarter of fiscal 2010 of $60.1 million, or $0.55 per diluted share.

For fiscal year 2011, Cree reported revenue of $987.6 million, which represents a 14% increase compared to revenue of $867.3 million for fiscal 2010.  GAAP net income of $146.5 million, or $1.33 per diluted share, decreased 4%, compared to $152.3 million, or $1.45 per diluted share for fiscal 2010.  On a non-GAAP basis, net income for fiscal year 2011 of $186.8 million, or $1.70 per diluted share, increased 4%, compared to $179.2 million, or $1.71 per diluted share, for fiscal 2010.  Cree generated $251.4 million of operating cash flow and $14.3 million of free cash flow (cash flow from operations less capital expenditures) during fiscal 2011.

“Q4 results were in-line with our targets and we are encouraged by the 11% sequential growth in quarterly revenue,” stated Chuck Swoboda, Cree chairman and CEO.  “Over the last fiscal year, we continued to have success leading the LED lighting revolution and growing our LED lighting business, while at the same time managing through a challenging business cycle for our LED component and LED chip product lines.  As we look ahead to Q1, demand has improved from earlier in the calendar year and we are well positioned to continue to lead the LED lighting revolution.”

Q4 2011 Financial Metrics:

	Fourth Quarter (in thousands, except per share amounts and percentages)

	2011 (unaudited)	2010 (unaudited)	Change
Net revenue	$243,027	$264,599	($21,572)	(8%)
GAAP
Gross Margin	38.1%	49.5%
Operating Margin	8.3%	25.9%
Net Income	$19,808	$52,848	($33,040)	(63%)
Earnings per diluted share	$ 0.18	$ 0.48	($ 0.30)	(63%)
Non-GAAP
Gross Margin	38.8%	49.9%
Operating Margin	13.5%	29.6%
Net Income	$30,555	$60,120	($29,565)	(49%)
Earnings per diluted share	$ 0.28	$ 0.55	($ 0.27)	(49%)

»	Cash and investments ended the quarter at $1,085.8 million, which was an increase of $12.7 million from Q3 of fiscal 2011.

»	Accounts receivable (net) decreased $7.4 million from Q3 of fiscal 2011 to $118.5 million, with days sales outstanding of 44, a decrease of 8 days from Q3 of fiscal 2011.

»	Inventory increased $6.9 million from Q3 of fiscal 2011 to $176.5 million and represents 106 days of inventory, a decrease of 13 days from Q3 of fiscal 2011.

Recent Business Highlights:

»	Revolutionized commercial lighting with the release of the Cree CR family of LED troffers which deliver shorter payback, better light quality and better efficacy than comparable fluorescents.

»	Achieved another industry-best efficacy record of 231 lumens per watt for a white high-power LED in R&D.

»	Unveiled a concept LED light bulb that exceeds the DOE’s 21st Century Lamp L PrizeSM requirements by delivering more than 1,300 lumens at 152 lumens per watt using Cree TrueWhite® Technology.

»	Launched patent licensing program for remote phosphor applications.

Business Outlook:

For its first quarter of fiscal 2012 ending September 25, 2011, Cree targets revenue in a range of $245 million to $255 million with GAAP and non-GAAP gross margin targeted to be in a similar range as Q4 at 38-39%.  GAAP operating expenses are targeted to increase by approximately $2.0 million to $75 million, or $62 million on a non-GAAP basis.  The tax rate is targeted at 20% for fiscal Q1.  GAAP net income is targeted at $16 million to $19 million, or $0.14 to $0.17 per diluted share.  Non-GAAP net income is targeted in a range of $28 million to $31 million, or $0.25 to $0.28 per diluted share.  The GAAP and non-GAAP net income targets are based on an estimated 110.2 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.09 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal fourth quarter 2011 results and the fiscal first quarter 2012 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Financial Events and Presentations” for webcast details. The call will be archived and available on the website through August 23rd, 2011.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Information”, “Quarterly Results”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for wireless and power applications.

Cree’s product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, electronic signs and signals, variable-speed motors and wireless systems.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-

GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues given that our current backlog has remained at relatively low levels for the revenue targets and our ability to forecast orders is limited; increasing price competition in key markets; the risk that we or our distributors are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; risks associated with the ramp-up of production of our new products, including production at our Huizhou facility that opened in 2010 and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; our ability to lower costs; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 27, 2010, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo and TrueWhite are registered trademarks, and Cree TrueWhite is a trademark, of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
	(Unaudited)		(Unaudited)

Revenue, net	$243,027	$264,599	$987,615	$867,287

Cost of revenue, net	150,324	133,546	551,842	456,180

Gross profit	92,703	131,053	435,773	411,107
Gross margin percentage	38.1%	49.5%	44.1%	47.4%

Operating expenses:
Research and development	30,054	21,542	115,035	81,407
Sales, general and administrative	39,133	37,493	139,304	115,601
Amortization of acquisition related intangibles	2,670	3,045	10,776	12,180
Loss on disposal or impairment of long-lived assets	646	452	1,952	4,141
Total operating expenses	72,503	62,532	267,067	213,329

Operating income	20,200	68,521	168,706	197,778
Operating income percentage	8.3%	25.9%	17.1%	22.8%

Non-operating income:
Interest and other non-operating income, net	3,057	1,822	9,521	7,694
Income from operations before income taxes	23,257	70,343	178,227	205,472

Income tax expense	3,449	17,495	31,727	53,182
Net income	$19,808	$52,848	$146,500	$152,290

Earnings per share:
Diluted net income per share	$0.18	$0.48	$1.33	$1.45

Shares used in diluted per share calculation	109,990	109,558	110,035	104,698

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 26, 2011	June 27, 2010
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$1,085,797	$1,066,405
Accounts receivable, net	118,469	117,535
Inventories	176,482	112,241
Income taxes receivable	6,796	-
Deferred income taxes	17,857	18,823
Prepaid expenses and other current assets	51,494	40,159
Total current assets	1,456,895	1,355,163

Property and equipment, net	555,929	419,726
Intangible assets, net	102,860	106,109
Goodwill	326,178	313,019
Other assets	4,860	5,159
Total assets	$2,446,722	$2,199,176

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$76,593	$63,826
Accrued salaries and wages	18,491	26,247
Income taxes payable	15,493	14,375
Other current liabilities	29,739	15,643
Total current liabilities	140,316	120,091

Long-term liabilities:
Deferred income taxes	21,902	39,398
Other long-term liabilities	22,940	11,639
Total long-term liabilities	44,842	51,037

Shareholders' Equity:
Common stock	136	135
Additional paid-in-capital	1,593,530	1,507,435
Accumulated other comprehensive income, net of taxes	13,091	12,171
Retained earnings	654,807	508,307
Total shareholders' equity	2,261,564	2,028,048
Total liabilities and shareholders' equity	$2,446,722	$2,199,176

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Cree also presents its target for non-GAAP operating expenses, which is operating expenses less stock-based compensation expense and charges for amortization or impairment of acquired intangibles.

Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010

GAAP gross profit	$92,703	$131,053	$435,773	$411,107
GAAP gross margin percentage	38.1%	49.5%	44.1%	47.4%
Adjustment:
Stock-based compensation expense	1,530	1,067	5,454	3,091
Non-GAAP gross profit	$94,233	$132,120	$441,227	$414,198
Non-GAAP gross margin percentage	38.8%	49.9%	44.7%	47.8%

	Three Months Ended		Year ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010

GAAP operating income	$20,200	$68,521	$168,706	$197,778
GAAP operating income percentage	8.3%	25.9%	17.1%	22.8%
Adjustments:
Stock-based compensation expense	9,947	6,635	38,240	24,067
Amortization of acquisition-related intangible assets	2,670	3,045	10,776	12,180
Total adjustments to GAAP operating income	12,617	9,680	49,016	36,247
Non-GAAP operating income	32,817	78,201	217,722	234,025
Non-GAAP operating income percentage	13.5%	29.6%	22.0%	27.0%

	Three Months Ended		Year ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010

GAAP net income	$19,808	$52,848	$146,500	$152,290
Adjustments:
Stock-based compensation expense	9,947	6,635	38,240	24,067
Amortization of acquisition-related intangible assets	2,670	3,045	10,776	12,180
Total adjustments to GAAP income before provision
for income taxes	12,617	9,680	49,016	36,247
Income tax effect	(1,871)	(2,408)	(8,726)	(9,382)
Non-GAAP net income	30,554	60,120	186,790	179,155

Earnings per share:
GAAP diluted net income per share	$0.18	$0.48	$1.33	$1.45
Non-GAAP diluted net income per share	$0.28	$0.55	$1.70	$1.71

Shares used in diluted net income per share calculation:
GAAP shares used	109,990	109,558	110,035	104,698
Non-GAAP shares used	109,990	109,558	110,035	104,698

	Three Months Ended		Year ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Free Cash Flows
Cash flow from operations	$64,458	$94,938	$251,380	$250,569
Less: PP&E CapEx spending	47,852	40,786	237,085	168,624
Total Free Cash Flows	$16,606	$54,152	$14,295	$81,945

CREE, INC.
Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended		Year ended
	June 26, 2011	June 27, 2010	June 26, 2011	June 27, 2010
Stock-Based Compensation Expense
Cost of sales	$1,530	$1,067	$5,454	$3,091

Research and development	2,132	1,452	8,388	5,040
Sales, general and administrative	6,285	4,116	24,398	15,936
Total stock-based compensation in operating expense	8,417	5,568	32,786	20,976

Total Stock-Based Compensation Expense	$9,947	$6,635	$38,240	$24,067

	June 26, 2011	June 27, 2010
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$390,598	$397,431
Short term investments	695,199	668,974
Total Cash, Cash Equivalents and Investments	$1,085,797	$1,066,405